Exhibit 10.4

Business Services
Agreement

For

Lambert & Carney Benefits Group, LLC
DBA 360 Corporate Benefit Advisors

Date of Contract: January 1, 2014

Results-Based Outsourcing Inc.

2490 BlackrockTurnpike, Fairfield CT 068245
www.rboutsourcing.com

Relationship Manager:

Mary Ellen Schloth
info@rboutsourcing.com
phone: 203.635.7600

Let the following serve as a general description of the terms and conditions of services to be provided by (the “Agreement”) Results-Based Outsourcing Inc (“Consultant”), a Delaware corporation, to Lambert & Carney Benefits Group LLC, DBA 360 Corporate Benefit Advisors (the “Client”)

I.    General Description of Duties and Responsibilities:

The Consultant will be responsible for assisting the Client with; Recurring Business Services and/or Project-Based Consulting (collectively, the “Services”).  Further details of the Services, Deliverables, Dedicated Resource, Compensation and Payout Terms have been provided under the Exhibit A.

II.  Other Terms and Conditions.

Independent Contractor Relationship.   Nothing herein or as per contract otherwise signed shall be construed to create the relationship of employer and employee between the Client and Consultant.    Consultant recognizes, understands and agrees that as an independent contractor, (1) Consultant is not entitled to unemployment insurance benefits; (2) Consultant is not entitled to workers compensation benefits; and (3) Consultant is obligated to file federal and state income tax reports on any monies paid pursuant this arrangement.

Authority.  Consultant will have no authority whatsoever to assume or create any obligation, liability, or undertake and responsibility whatsoever, express or implied on behalf of or in the name of the Client or any affiliate.

Confidentiality.   Each the Consultant and Client acknowledges that during the course of this Agreement, they may acquire information regarding the other or its affiliates, its business activities and operations or those of its Clients and suppliers, and its trade secrets including without limitation its Client lists, prospective Clients, rates, network configuration, traffic volume, financial information, computer software, service, processes, methods, knowledge, research, development or other information of a confidential and proprietary nature (hereinafter “Confidential Information”). Each of the Consultant and Client shall hold such information in strict confidence and shall not reveal the same, except for any information which is: (a) generally available to or known to the public; (b) known to such party prior to the negotiations leading to this Agreement; (c) independently developed by such party outside the scope of this Agreement; or (d) lawfully disclosed by or to a third party or tribunal. The Confidential Information to which each of the Consultant and Client obtain access shall be safeguarded by a Party when receiving the Confidential Information of the other to the same extent that it safeguards its own confidential materials or data relating to its own business and each of the Consultant and Client agree to limit access to such Confidential Information to employees, agents or representatives who have a need to know such information in order to perform the obligations set forth in this Agreement and further the rights and responsibilities of the Parties.

Termination.  This Agreement may be terminated (i) by Client without cause and without further obligation to Consultant with 30 days written notice, (ii) by the Consultant following a material breach of this Agreement by Client, provided the Client has not cured the breach within such notice period.   If either party is in material breach of this Agreement, the other party shall notify the breaching party in writing specifying the nature of the breach.  The breaching party shall have fifteen (15) days from receipt of that notice to correct the breach.   If the breach is not cured within that time period, the other party may terminate this Agreement by providing the breaching party with written notice of termination

Mutual Indemnification. Other than those requirements identified under this Agreement and as amended in writing, the Consultant and/or its personnel shall not be liable for consequential, special, indirect, incidental, punitive, or exemplary loss, damage, cost or expense (including, without limitation, lost profits and opportunity costs).   The Client agrees to indemnify and hold harmless the Consultant and its personnel and any affiliate of from and against any and all actions, losses, damages, claims, liabilities, costs and expenses (including without limitation, reasonable legal fees and expenses) arising in any way out of or relating to this Agreement.   The provisions of this section shall survive the completion or termination of this engagement.

Applicable Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.   Should a breach of this Agreement, (including but no limited to non-payment of monies owed) occur, the breaching party, agrees to pay all costs of collection, including, reasonable attorney's fee, in the case that any payments due here-in-under are not paid in a timely manner, or in case it becomes necessary to protect the interests hereof, whether suit be brought or not.   Until such a time that a breach is corrected, and, if applicable, any outstanding balances owed or unrecovered fee advances due will accrue interest at a rate of ten 10% per annum.

Invalidity.   Except as otherwise specified herein, the invalidity or unenforceability of any term or terms of this agreement shall not invalidate, make unenforceable or otherwise affect any other term of this agreement which shall remain in full force and effect.

Waiver.   No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of time for performance of any other obligations or acts.

[Rest of Page Intentionally Left Blank – Signatures to Follow]

Acceptance

The Client agrees to all the terms of this Agreement and verifies that undersigned is authorized to make binding contracts and Agreements on behalf of the Client named in this Agreement.

Client Name: Lambert & Carney Benefits Group	Please scab this signed Agreement in its entirety back to contracts@rboutsourcing.com.
By: Paul Lambert
Signature: // Paul Lambert
Date Signed: 1/2/14

As acknowledged and agreed to by

Results-Based Outsourcing Inc

Name: Mary Ellen Schloth
Signature:
Date: 1/2/14

Exhibit A - Statement of Work and Compensation

Engagement Type: ACCOUNTING & BOOKKEEPING SERVICES
Fee Structure: Hourly
Hourly Rate: $ (T) (*)
Setup Costs: Waived (**)
Billing Start Date: January 1, 2014

Service Details:
• Opening and distribution of all checks received by way of mail
• Delivery and copying of commission statements
• Allocations of commissions on a per partner and salesperson basis
• All banking
• Billy paying and check cutting
• Monthly reconciliation(s) for the company and all sales people
• Timely response to requests of the client’s accounting firm

(*) Based upon pre-engagement planning discussions, the client expectation for the completion of such Services is approximately 40 – 50 hours per month. The Consultant will provide the Client notice upon reaching 30 hours per monthly billing cycle.
(**) Unless terminated for cause, with the setup costs waived, the Client agrees not to terminate the agreement within the first 60 days following the Effective Date. If the Client does terminate within that period the Consultant will be due a $5,000 setup fee.

Requirements of Client:
-	Client agrees to move accounting and bookkeeping functions to a Quickbooks platform. If
Consultant decides that it is best to utilize Quickbooks Online System, the client will pay for its own dedicated package – monthly costs would be under $50.
-	The Consultant does not anticipate any software migration costs related to transitioning historical accounting data to the selected Quickbooks platform. However, may need further discussion

(T) DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Exhibit B – Form of Project Work Order:

Special Project - Statement of Work No.__

THIS STATEMENT OF WORK Is made as of the Work Order Date by and between the Consultant and the Client, as follows:

(1)	Scope of Work: The Consultant shall perform the following services (“Project”):

(2)	Deliverables: The Project shall include development of the following deliverables (“Deliverables”):

(4)	Term: The term of the Work Order shall begin on the Work Order Date and end on the completion of the above Deliverables.

(5)	Schedule: The estimated schedule for the Project shall be as follows:

(6)	Services Agreement: The Services Agreement signed by the Consultant and the Client is hereby incorporated herein and made a part hereof.

(7)	Work Order Date: The term “Work Order Date” for this Work Order shall mean the date this Work Order is signed by the Consultant and Client (whichever is later).

(8)	Fees for the Project: